Exhibit 4.7

                                 FIRST AMENDMENT

                                       OF

           T.SQWARE, INC. 1997 STOCK OPTION PLAN FOR FRENCH EMPLOYEES

     THIS INSTRUMENT is made as of the 30th day of June, 2000, by T.Sqware, Inc. (the "Company").

                                   WITNESSETH

     WHEREAS, the Company maintains the T.Sqware, Inc. 1997 Stock Plan (the "Plan");

     WHEREAS, the Company maintains the T.Sqware, Inc. 1997 Stock Option Plan for French Employees (the "French Plan") as a sub-plan to the Plan;

     WHEREAS, pursuant to Section 14(a) of the Plan, the Plan may be amended from time to time; and

     WHEREAS, the Company wishes to amend the Plan, effective June 30, 2000, to provide for a put/call option, and to make certain administrative clarifications.

     NOW, THEREFORE, the Plan is amended effective June 30, 2000, a follows:

     1. The first sentence in Section 6(b) is deleted and replaced as follows:

     (b) TERMINATION OF EMPLOYMENT RELATIONSHIP. In the event that an Optionee's status as an Employee terminates (other than upon the Optionee's death or Disability), the Optionee may exercise his or her Option on or prior to the later of (i) thirty (30) days after the expiration of the fifth year after the grant of the Option or (ii) ninety (90) days following the termination of the Employee's employment, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement).

     2. Section 6 is amended by adding the following new section:

     (e) CONVERSION TO GLOBESPAN, INC. STOCK UPON EXERCISE. Notwithstanding anything else contained herein to the contrary, upon an Optionee's completion of the exercise of any Optioned Stock pursuant to the requirements of the Option Agreement, the Company will automatically issue to the Optionee shares of GlobeSpan, Inc. common stock in an amount equal to .067328 shares of GlobeSpan,


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Inc. common stock for each share of Optioned Stock to be received.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the date first noted above.

                                 T.SQWARE, INC.


                                By:    /s/ ARMANDO GEDAY
                                   ----------------------------------
                                     Armando Geday
                                     President and Chief Executive
                                     Officer



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

                                 T.SQWARE, INC.

                   1997 STOCK OPTION PLAN FOR FRENCH EMPLOYEES


     1.   PURPOSES OF THE PLAN. The purposes of this Plan are:

     - to attract and retain the best available personnel for positions of substantial responsibility,

     -    to provide additional incentive to French Employees, and

     - to promote the success of the Company's business and the business of its French subsidiary.

     This Plan is a sub-plan created under and pursuant to the U.S. Plan, which has been adopted by the Board and approved by the shareholders of T.SQWARE, INC., and which provides that French employees may benefit under this Plan. Options shall be granted under the Plan at the discretion of the Administrator from the pool of available shares under the U.S. Plan, and are intended to qualify for preferred treatment under French tax laws. Unless otherwise defined herein, the terms defined in the U.S. Plan shall have the same defined meanings in this Plan, and, except as otherwise provided herein, Options granted under this Plan shall be subject to the terms and conditions of the U.S. Plan.

     2. DEFINITIONS. As used herein, the following definitions shall apply.

          (a) "DISABILITY" means total and permanent disability, as defined under Applicable Laws.

          (b) "EMPLOYEE" means any person employed by a Subsidiary in a salaried position, who does not own more than 10% of the voting power of all classes of stock of the Company, or any Parent or Subsidiary, and who is a resident of the Republic of France.

          (c) "FAIR MARKET VALUE" means, as of any date, the dollar value of Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of the Nasdaq Stock Market, its Fair Market Value shall be the average closing price for the last 20 days preceding the date of determination for such stock (or the average closing bid for such 20 day period, if no sales were reported) as quoted on such exchange or system and reported in The Wall Street Journal or such other source as the Administrator deems reliable;


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


               (ii) If the Common Stock is regularly quoted by a recognized securities dealer, but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock for the last 20 days preceding the date of determination; or

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

          (d) "OPTION PRICE" means the per share price for exercising an Option, determined in accordance with subsection 5(a) of the Plan.

          (e) "PLAN" means this T.SQWARE, INC. 1997 Stock Option Plan for French Employees.

          (f) "U.S. PLAN" means the T.SQWARE, INC. 1997 Stock Plan.

     3. STOCK SUBJECT TO THE PLAN. The maximum aggregate number of Shares that may be optioned and sold under the Plan is the available pool of Shares under the U.S. Plan. However, at no time shall the total number of Options outstanding which may be exercised for newly issued Shares of Common Stock exceed that number equal to one-third of the Company's voting stock, whether preferred stock of the Company or Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock. If any Optioned Stock is to consist of reacquired Shares, such Optioned Stock must be purchased by the Company prior to the date of grant of the corresponding Option and must be reserved and set aside for such purpose.

          If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant under the Plan (unless the Plan has terminated).

     4. ELIGIBILITY. Options may be granted only to Employees; provided, however, that the President Directeur General, the Directeur General and other directors who are also Employees of a Subsidiary may be granted Options.

     5. OPTION EXERCISE PRICE AND CONSIDERATION.

          (a) OPTION PRICE. The Option Price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator upon the date of grant of the Option and stated in the Option Agreement, but in no event shall be lower than one hundred percent(100%)of the Fair Market Value on the date the Option is granted. The Option Price shall not be modified while the Option is outstanding.


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


          (b) FORM OF CONSIDERATION. The Administrator shall determine the acceptable form of consideration for exercising an Option, including, the method of payment. Such consideration may consist of

               (i) cash or check (denominated in U.S. Dollars);

               (ii) wire transfer (denominated in U.S. Dollars),

               (iii) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; or

               (iv) any combination of the foregoing methods of payment.

     6. EXERCISE OF OPTION.

          (a) PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share. An Option shall be deemed exercised when the Subsidiary receives:

               (i) written notice of exercise (in accordance with the Option Agreement and in the form attached hereto as Exhibit A) from the person entitled to exercise the Option;

               (ii) full payment for the Shares with respect to which the Option is exercised; and

               (iii) a written subscription agreement to the Shares (in accordance with the Option Agreement and in the form attached hereto as Exhibit
B) from the person entitled to exercise the Option.

          (b) TERMINATION OF EMPLOYMENT RELATIONSHIP. In the event that an Optionee's status as an Employee terminates (other than upon the Optionee's death or Disability), the Optionee may exercise his or her Option, but only within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Administrator), and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.


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


          (c) DISABILITY OF OPTIONEE. In the event that an Optionee's status as an Employee terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within six (6) months from the date of such termination, but only to the extent that the Optionee was entitled to exercise it at the date of such termination (and in no event later than the Expiration of the term of such Option as set forth in the Option Agreement). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (d) DEATH OF OPTIONEE. In the event of the death of an Optionee while an Employee, the Option may be exercised at any time within six (6) months following the date of death by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall immediately revert to the Plan.

     7. TERM OF PLAN. The Plan shall become effective as of the date of its adoption by the Board. It shall continue in effect until the termination of the U.S. Plan or the date five (5) years from the date of its adoption, whichever is sooner, unless terminated earlier under Section 14 of the U.S. Plan.

     8. TERM OF OPTION. The term of each Option shall be as stated in the Option Agreement, provided, however, that the maximum term of an Option shall not exceed nine and one-half (9 1/2) years from the date of grant of the Option.

     9. REPORTING TO THE SHAREHOLDERS' MEETING. In its annual proxy statement to the shareholders, the Board shall inform the shareholders as to the number and price of the Options granted hereunder, and as to the Shares subscribed upon exercise of such Options.


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


                                 T.SQWARE, INC.

                   1997 STOCK OPTION PLAN FOR FRENCH EMPLOYEES

                             STOCK OPTION AGREEMENT


     Unless otherwise defined herein, the terms defined in the U.S. Plan and the 1997 Plan for French Employees shall have the same defined meanings in this Option Agreement.

I.   NOTICE OF STOCK OPTION GRANT

Optionee's Name and Address:

     You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of tile Plan and this Stock Option Agreement, as follows:

     Date of Grant


     Vesting Commencement Date


     Exercise Price per Share                     $


     Total Number of Shares Granted


     Total Exercise Price                         $


     Term/Expiration Date:

     VESTING SCHEDULE:

     This Option may be exercised, in whole or in part, in accordance with the following schedule:

[60% of the Shares subject to this Option shall vest twenty-four months after the Vesting Commencement Date (the "Initial Exercise Date") and 1/48 of the Shares subject to this Option shall vest each month thereafter, subject to Optionee's continuing status as an Employee on such dates.]

     TERMINATION PERIOD:


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


     This Option may be exercised for thirty (30) days after termination of the employment relationship, or such longer period as may be applicable upon death or Disability of Optionee as provided in the Plan.

     RESTRICTION ON SALE:

     The Shares subject to this Option may not be transferred, assigned or hypothecated in any manner otherwise than by will or by the laws of descent or distribution before the date three years after the Initial Exercise Date (the "Initial Sale Date").

II.  AGREEMENT

     1. GRANT OF OPTION. The Board of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the "Optionee"), an option (the "Option") to purchase the number of Shares set forth in the Notice of Grant, at the exercise price (the "Exercise Price"), per share set forth in the Notice of Grant subject to the terms and conditions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

     2. EXERCISE OF OPTION.

          (a) RIGHT TO EXERCISE. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement. In the event of Optionee's death, Disability or other termination of Optionee's employment relationship, the exercisability of the Option is governed by the applicable provisions of the Plan and this Option Agreement.

          (b) METHOD OF EXERCISE. This Option is exercisable by delivery of an exercise notice to the Subsidiary, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), by delivery of a subscription agreement to the Subsidiary, in the form attached as Exhibit B (the "Subscription Agreement") and such other representations and agreements as may be required by the Company or the Subsidiary. Until such Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue to the Optionee (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 12 of the U.S. Plan. The Exercise Notice and Subscription Agreement shall be


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

signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Subsidiary. The Exercise Notice and Subscription Agreement shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Subsidiary of such fully executed Exercise Notice and Subscription Agreement accompanied by such aggregate Exercise Price.

          No Shares shall be issued pursuant to the exercise: of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

          3. OPTIONEE'S REPRESENTATIONS. In the event the Shares have not been registered under the Securities Act of 1933), as amended (the "Securities Act"), at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit C, and shall read the applicable rules of the Commissioner of Corporations attached to such Investment Representation Statement.

          4. LOCK-UP PERIOD. Optionee hereby agrees that, if so requested by the Company or any representative of the underwriters (the "Managing Underwriter") in connection with any registration of the offering of any securities of the Company under the Securities Act, Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the I 80-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the "Market Standoff Period") following the effective date of a registration statement of the Company filed under the Securities Act. Such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

          5. METHOD OF PAYMENT. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the
Optionee:

          (a) cash or check (denominated in U.S. Dollars);

          (b) wire transfer (denominated in U.S. Dollars); or


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

          (c) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan.

     6. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred, assigned or hypothecated in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     7. TERM OF OPTION. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

OPTIONEE ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, THE PLAN, NOR THE U.S. PLAN, ALL OF WHICH ARE INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT BY THE COMPANY OR THE SUBSIDIARY.

     By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement.

OPTIONEE:                       T.SQWARE, INC.



Signature                       By



Print Name                      Title


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                                    EXHIBIT A

                                 T.SQWARE, INC.

                   1997 STOCK OPTION PLAN FOR FRENCH EMPLOYEES

                                 EXERCISE NOTICE


T.SQWARE, INC.


Attention: General Secretary

     1. EXERCISE OF OPTION. Effective as of today, _____________, 199_, the undersigned ("Optionee") hereby elects to purchase shares (the "Shares") of the Common Stock of T.SQWARE, INC. (the "Company") under and pursuant to the 1997 Stock Option Plan for French Employees (the "Plan") and the Stock Option Agreement dated (the "Option Agreement"). The purchase price for the Shares
shall be $              , as required by the Option Agreement.

     2. DELIVERY OF PAYMENT. Optionee herewith delivers to the Company the full purchase price for the Shares.

     3. REPRESENTATIONS OF OPTIONEE. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions, including, but not limited to, the restrictions upon transfer of the Shares prior to the Initial Sale Date.

     4. RIGHTS AS STOCKHOLDER. Until issuance of the Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.

     5. COMPANY'S RIGHT OF FIRST REFUSAL. Before any Shares held by Optionee or any transferee (either being sometimes referred to herein as the "Holder") may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (the "Right of First Refusal").

          (a) NOTICE OF PROPOSED TRANSFER. The Holder of the Shares shall deliver to the Company a written notice (the "Notice") stating: (i) the Holder's bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee ("Proposed Transferee"); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to


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

transfer the Shares (the "Offered Price"), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

          (b) EXERCISE OF RIGHT OF FIRST REFUSAL. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

          (c) PURCHASE PRICE. The purchase price ("Purchase Price") for the Shares purchased by the Company or its assignee(s) under this Section shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

          (d) PAYMENT. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within 30 days after receipt of the Notice or in the manner and at the times set forth in the Notice.

          (e) HOLDER'S RIGHT TO TRANSFER. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

          (f) EXCEPTION FOR CERTAIN FAMILY TRANSFERS. Anything to the contrary contained in this Section notwithstanding, the transfer of any or all of the Shares during the Optionee's lifetime or on the Optionee's death by will or intestacy to the Optionee's immediate family or a trust for the benefit of the Optionee's immediate family shall be exempt from the provisions of this Section. "Immediate Family" as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or


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

other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section.

          (g) TERMINATION OF RIGHT OF FIRST REFUSAL. The Right of First Refusal shall terminate as to any Shares upon the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     6. TAX CONSULTATION. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

     7. RESTRICTIVE LEGENDS: STOP-TRANSFER ORDERS. Optionee understands and agrees that the Company shall cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate evidencing ownership of the Shares together with any other legends that may be required by the Company or by French or United States securities laws:

          THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE UNITED STATES OR TO ANY U.S. PERSON (AS DEFINED IN' REGULATION S UNDER THE ACT), UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.

          (a) STOP-TRANSFER NOTICES. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein and in the Option Agreement, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

          (b) REFUSAL TO TRANSFER. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.


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


     8. ENTIRE AGREEMENT; GOVERNING LAW. The Plan, the U.S. Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan, the U.S. Plan, the Option Agreement and the Subscription Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof This Agreement is governed by the laws of California and the United States of America, except for that body of laws pertaining to conflicts of laws.

Submitted by:                         Accepted by:

OPTIONEE:                             T.SQWARE, INC. S.A.


Signature                             By


Print Name                            Title

ADDRESS:


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


                                    EXHIBIT B

                                 T.SQWARE, INC.

                   1997 STOCK OPTION PLAN FOR FRENCH EMPLOYEES

                             SUBSCRIPTION AGREEMENT


T.SQWARE, INC.



Attention: General Secretary

     1.   AMOUNT AND TERMS OF THE SUBSCRIPTION

          In conformity with the Stock Option Plan promulgated for the French employees (the "Plan") of T.SQWARE, INC. (the "Company"), Options to purchase Shares of Common Stock (the "Shares") were granted according to the Stock Option Agreement dated (the "Option Agreement").

          Shares shall be issued for tile benefit of the undersigned (the "Subscriber") in accordance with the applicable laws of the United States of America and the State of California.

          The Shares purchased may be paid for by:

          (a) cash or check (denominated in U.S. Dollars),

          (b) wire transfer (denominated in U.S. Dollars),

          (c) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan.

     2. TRANSFER OF THE FUNDS

          The funds coming from the purchase of Shares under the Plan shall be paid over to the Subsidiary by the participating Employee. Full payment shall be deemed to be definitively made upon the date of receipt of the payment in the bank accounts in France of the Subsidiary.

     3.   PURCHASE AGREEMENT.

          I, the undersigned, Last name ________________
                              First name  ___________________
                              Residence ________________
          purchase ________ Shares.


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


          Supporting my purchase, I shall pay the total amount of the Purchase Price of the Shares following one or more of the methods described in Section I above.

The Subscriber                         T.SQWARE, INC. S.A.



Signature                              By


Print Name                        Title

Address:


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


                                    EXHIBIT C

                                 T.SQWARE, INC.

                   1997 STOCK OPTION PLAN FOR FRENCH EMPLOYEES

                       INVESTMENT REPRESENTATION STATEMENT

OPTIONEE                :

COMPANY                 :

SECURITY                :         COMMON STOCK

AMOUNT                  :

DATE                    :

     In connection with the purchase of the above-listed securities (the "Securities"), the undersigned Optionee represents to the Company the following:

     (a) Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.

     (b) Optionee acknowledges and understands that the Securities constitute "restricted securities" under the Securities Act of 1933, as amended (the "Securities Act") and have not been registered under the Securities Act in reliance upon a specific exemption therefrom. Optionee further understands that the Securities may not be transferred in the United States for an indefinite period of time, unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Securities. Optionee understands that any receipt evidencing the Securities will be imprinted with a legend which prohibits tile transfer of the Securities in the United States, unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.

     (c) Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" in the United States acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Optionee, the exercise will be exempt from registration under the Securities Act. In the


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

event the Company becomes Subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold in the United States, subject to the satisfaction of certain of the conditions specified by Rule 144, including-. (1) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934)- and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of it Form 144, if applicable.

          In the event that the Securities do not qualify under Rule 701 at the time of grant, then the Securities may be resold in the United States only under certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than two years after the later of the date the Securities were sold by the Company or the date the Securities were sold by an "affiliate" of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than three years, the satisfaction of the conditions set forth in section (1), (2), (3), and (4) of the paragraph immediately above.

     (d) Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required, and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities in the United States other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

                                        Signature of Optionee:



                                        Date:


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